EXHIBIT 21

PARENT AND SUBSIDIARIES
  (Included in the Consolidated Financial Statements and Wholly-owned)

National Presto Industries, Inc.
Eau Claire, Wisconsin (A Wisconsin Corporation)

          Its Subsidiaries:
                    National Holding Investment Company
                    Wilmington, Delaware (A Delaware Corporation)

                          Its Subsidiaries:
                                Presto Manufacturing Company
                                Jackson, Mississippi (A Mississippi
                                Corporation)

                                Its Division:
                                           Presto Products Manufacturing Company
                                           Alamogordo, New Mexico

                                Century Leasing and Liquidating, Inc.
                                Minneapolis, Minnesota (A Minnesota Corporation)

                                Its Subsidiary:
                                          Presto Export, Inc. (Inactive)
                                          Minneapolis, Minnesota (A Minnesota
                                          Corporation)

                          Jackson Sales and Storage Company
                          Jackson, Mississippi (A Mississippi Corporation)

                          Canton Sales & Storage Company
                          Canton, Mississippi (A Mississippi Corporation)

                          Presto Export, Ltd.
                          Christiansted, St. Croix, U.S. Virgin Islands (A Virgin Islands Corporation)

                    National Defense Corporation
                    Eau Claire, Wisconsin (A Wisconsin Corporation)

                    NPI Export Corporation (Inactive)
                    Minneapolis, Minnesota (A Minnesota Corporation)